Exhibit 99.1

For Release October 13, 2011

6:00am Pacific

Clearwire Reports Selected Preliminary Third Quarter 2011 Results

BELLEVUE, Wash. – October 13, 2011 – Clearwire Corporation (NASDAQ: CLWR), a leading provider of 4G wireless broadband services in the U.S., today reported selected preliminary financial and operating results for the third quarter 2011, in advance of a presentation by Hope Cochran, Clearwire’s CFO, at the Deutsche Bank Nineteenth Annual Leveraged Finance Conference in Scottsdale, Arizona.

•	Record quarterly revenues of approximately $332 million are expected for the third quarter 2011, representing an increase of approximately 126% year over year.

•

Net wholesale subscriber additions are expected to total a record 1.9 million for third quarter 2011, representing approximately 29% sequential growth in ending wholesale subscribers. Third quarter 2011 ending subscribers are expected to be approximately 9.5 million.

•

As a result of growth of its subscriber base and reductions in operating expenses, Clearwire expects to have improved Adjusted EBITDA loss by more than 50% in third quarter 2011 as compared to pro forma Adjusted EBITDA loss in second quarter 2011.

•	Cash, cash equivalents and investments as of September 30, 2011 are expected to be approximately $700 million.

The above amounts are subject to the finalization of the company’s third quarter 2011 results. The company plans to release full third quarter financial results in the coming weeks.

About Clearwire

Clearwire Corporation (NASDAQ:CLWR), through its operating subsidiaries, is a leading provider of mobile broadband services. Clearwire’s 4G network currently provides coverage in areas of the U.S. where more than 130 million people live. Clearwire’s open all-IP network, combined with significant spectrum holdings, provides an unprecedented combination of speed and mobility to deliver next generation broadband access. The company markets its 4G service through its own brand called CLEAR® as well as through its wholesale relationships with companies such as Sprint, Comcast, Time Warner Cable, Locus Telecommunications, Cbeyond, Mitel and Best Buy. Strategic investors include Intel Capital, Comcast, Sprint, Google, Time Warner Cable, and Bright House Networks. Clearwire is headquartered in Bellevue, Wash. Additional information is available at http://www.clearwire.com.

Forward-Looking Statements

This release, and other written and oral statements made by Clearwire from time to time, contains forward-looking statements which are based on management’s current expectations and beliefs, as well as on a number of assumptions concerning future events made with information that is currently available. Forward-looking statements may include, without limitation, management’s expectations regarding future financial and operating performance and financial condition; proposed transactions; network development and market launch plans; strategic plans and objectives; industry conditions; the strength of the balance sheet; and liquidity and financing needs. The words “will,” “would,” “may,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “designed,” “plan” and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to put undue reliance on such forward- looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside of Clearwire’s control, which could cause actual results to differ materially and adversely from such statements. Some factors that could cause actual results to differ are:

•	We have a history of operating losses and we expect to continue to realize significant net losses for the foreseeable future.

•

If our business fails to perform as we expect in the near term, we will require additional capital to fund our current business. Also, we will need substantial additional capital over the intermediate and long-term. Such additional capital may not be available on acceptable terms or at all. If we fail to obtain additional capital, we may not be able to continue to operate.

•

Our current plans, and our expectations about achieving positive Adjusted EBITDA and cash flow, are based on a number of assumptions about our future performance, which may prove to be inaccurate, such as our ability to substantially expand our wholesale business and implement various cost savings initiatives.

•

Our business has become increasingly dependent on our wholesale partners, and Sprint in particular. If we do not receive the amount of revenues we expect from existing wholesale partners or if we are unable to enter into agreements with additional wholesale partners, our business prospects, results of operations and financial condition could be adversely affected, or we could be required to revise our current business plans.

•

We regularly evaluate our plans, and we may elect to pursue new or alternative strategies which we believe would be beneficial to our business, including among other things, expanding our network coverage to new markets, augmenting our network coverage in existing markets, changing our sales and marketing strategy and or acquiring additional spectrum. Such modifications to our plans could significantly change our capital requirements.

•

With Sprint’s recent announcements about its plans to switch to LTE, we believe we will need to deploy LTE on our wireless broadband network, alongside mobile WiMAX, to be able to continue to operate in the long term. We will incur significant costs to deploy such technology, and will need to raise substantial additional capital to cover such costs. Additionally, LTE technology, or other alternative technologies that we may consider, may not perform as we expect on our network and deploying such technologies would result in additional risks to the company, including uncertainty regarding our ability to successfully add a new technology to our current network and to operate dual technology networks without disruptions to customer service.

•	We currently depend on our commercial partners to develop and deliver the equipment for our legacy and mobile WiMAX networks.

•	Many of our competitors are better established and have significantly greater resources, and may subsidize their competitive offerings with other products and services.

•	Our substantial indebtedness and restrictive debt covenants could limit our financing options and liquidity position and may limit our ability to grow our business.

•

Sprint owns just less than a majority of our shares, is our largest shareholder, and has the contractual ability to obtain enough shares to hold the majority voting interest in the company, and Sprint may have, or may develop in the future, interests that may diverge from other stockholders.

•	Future sales of large blocks of our common stock may adversely impact our stock price.

For a more detailed description of the factors that could cause such a difference, please refer to Clearwire’s filings with the Securities and Exchange Commission, including the information under the heading “Risk Factors” in our Annual Report on Form 10-K filed on February 22, 2011 and subsequent 10-Q filings. Clearwire assumes no obligation to update or supplement such forward-looking statements.

CONTACTS:

Investor Relations:

Alice Ryder, 425-636-5828

alice.ryder@clearwire.com

Media Relations:

Susan Johnston, 425-216-7913

susan.johnston@clearwire.com

JLM Partners for Clearwire:

Mike DiGioia or Jeremy Pemble, 206-381-3600

mike@jlmpartners.com or jeremy@jlmpartners.com

Definition of Term

The company utilizes certain non-GAAP financial measures which are widely used in the telecommunications industry and are not calculated based on accounting principles generally accepted in the United States of America (GAAP). Other companies may calculate these measures differently.

Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is defined as consolidated operating loss less depreciation and amortization expenses, non-cash expenses related to operating leases (towers, spectrum leases and buildings), stock-based compensation expense, loss from abandonment of network and other assets, impairment charges, charges for differences between recorded amounts and the results of physical counts, and charges for excessive and obsolete network equipment and CPE inventory.

In a capital-intensive industry, management believes Adjusted EBITDA to be a meaningful measure of the company’s operating performance. The company provides this non-GAAP measure as a supplemental performance measure because management believes it facilitates comparisons of the company’s operating performance from period to period and comparisons of the company’s operating performance to that of other companies by backing out potential differences caused by non-cash expenses related to long-term leases, share-based compensation and non-cash write-downs. Because this non-GAAP measure facilitates internal comparisons of the company’s historical operating performance, management also uses this non-GAAP measure for business planning purposes and in measuring the company’s performance relative to that of its competitors. In addition, Clearwire believes that Adjusted EBITDA and similar measures are widely used by investors, financial analysts and credit rating agencies as a measure of the company’s financial performance over time and to compare the company’s financial performance with that of other companies in the industry.

Clearwire expects to have improved Adjusted EBITDA loss by more than 40% in third quarter 2011 as compared to actual Adjusted EBITDA loss in second quarter 2011. Reconciliations of second quarter 2011 actual and pro forma Adjusted EBITDA loss can be found in the company’s Form 8-K filed on August 3, 2011.

Third quarter 2011 preliminary Adjusted EBITDA is an estimate and subject to accounting adjustments. The company has historically recognized substantial expenses that have been excluded from Adjusted EBITDA in prior periods. The company expects to incur additional charges and write-offs in the third quarter that similarly will be excluded from Adjusted EBITDA and, thus, are not reflected in the company’s estimate.